Exhibit 3.2

DAY ONE BIOPHARMACEUTICALS, INC.

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

As Amended and Restated on April 23, 2026

ARTICLE I

Offices

Section 1.1 Registered Office. The corporation shall maintain a registered office and registered agent in the State of Delaware. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 1.2 Other Offices. The corporation may also have offices at such other places either within or outside the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Section 1.3 Books and Records. Books and records of the corporation may be kept at the corporation’s headquarters or such other location or locations, within or outside the State of Delaware, as may from time to time be designated by the board of directors.

ARTICLE II

Stockholders

Section 2.1 Action by Consent Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.2 Annual Elections. An annual election of directors shall be held either by written consent of stockholders without a meeting, under Section 2.1 of these bylaws, or at a meeting at such time as shall be determined by resolution of the board of directors, and duly called to be held at such hour and place either within or without the State of Delaware as may be stated in the call and notice. If the consent is less than unanimous, it will constitute a consent in lieu of the annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of the consent were (i) vacant at the effective time and (ii) filled by action of the consent.

Section 2.3 Special Meetings. Special meetings of stockholders may be held upon call of the president or a majority of the board of directors (and shall be called by the secretary upon written request, stating the purpose of the meeting, of stockholders who together own of record 25% of the outstanding stock of any class entitled to vote at such meeting), at such time and place either within or without the State of Delaware as may be stated in the call and notice.

Section 2.4 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date, time and means of remote communication, if any, of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at their address as it appears on the records of the corporation.

Section 2.5 Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meetings. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.9 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.6 Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders present in person or by proxy of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if entitled to vote together as a single class upon a particular election or question. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.5 of these bylaws until a quorum shall attend.

Section 2.7 Organization. Meetings of stockholders shall be presided over by the president, or in their absence by a vice president, or in the absence of the foregoing persons by a chairperson chosen at the meeting. The secretary shall act as secretary of the meeting, but in their absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, shall be entitled to one vote for each share of stock held by them which has voting power upon the matter in question. Each such stockholder may authorize another person or persons to act for them by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; but voting on other questions by stockholders need not be by ballot and need not be conducted by inspectors. A plurality of the votes cast shall be sufficient for election of directors by stockholders. Unless otherwise provided by law, the certificate of incorporation or these bylaws, or a resolution of the board of directors, all other questions shall be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at a meeting, or by written consent without a meeting of the number of votes required by Section 2.1 of these bylaws.

Section 2.9 Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent is delivered to the corporation. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action. The record date for determining stockholders for any purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE III

Board of Directors

Section 3.1 Management of Affairs of Corporation. The property and business of the corporation shall be managed by or under the direction of its board of directors. The board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not reserved exclusively to the stockholders by law, the certificate of incorporation or these bylaws.

Section 3.2 Number; Qualifications. The board of directors shall consist of one or more members. The number of directors shall be such as may be fixed from time to time either by stockholder action or by resolution of the board of directors. Directors need not be stockholders.

Section 3.3 Election; Resignation; Vacancies. Any director may resign at any time upon written notice to the corporation. Any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, although less than a quorum, or by a sole remaining director; or by a plurality of the votes cast at a meeting of stockholders; or by consent in writing signed by the holders of outstanding stock having not less than a majority of the votes of such stock. Whether elected at an annual election of directors or to fill an interim vacancy, each director shall hold office until the next succeeding annual election or until their successor is elected and qualified or until their earlier resignation or removal. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.4 Regular Meetings. Regular meetings of the board of directors may be held at such places within or without the State of Delaware and at such times as the board of directors may from time to time determine, and if so determined, notices thereof need not be given.

Section 3.5 Special Meetings. Special meetings of the board of directors may be held at any time or place within or without the State of Delaware whenever called by a quorum of the board of directors. At least two days’ notice thereof shall be given by the person or persons calling the meeting.

Section 3.6 Telephonic Meetings Permitted. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board of directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 3.7 Quorum. At all meetings of the board of directors a majority of the entire board of directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 3.8 Organization. Meeting of the board of directors shall be presided over by the president, or in their absence by a chairperson chosen at the meeting. The secretary shall act as secretary of the meeting, but in their absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.9 Informal Action by Directors. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board of directors or of such committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the board of directors or committee.

ARTICLE IV

Officers

Section 4.1 Executive Officers; Election; Qualifications; Term of Office; Resignations; Vacancies. The board of directors, as soon as practicable after the annual election of directors in each year, shall elect a president, a secretary, and it may, if it so determines, elect a chairperson of the board of directors who need not be a member, one or more vice presidents, a treasurer and such other officers as the board of directors shall determine. The board of directors may also choose one or more assistant officers. Any offices may be held, and the duties performed, by one and the same person. Each such officer shall hold office until the first meeting, or action by consent without a meeting, of the board of directors after the annual election of directors next succeeding their election, or until their successor is elected and qualified or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer may be removed from office at any time by the affirmative vote of a majority of the members of the board of directors then in office. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors at any regular or special meeting, or by unanimous written consent without a meeting.

Section 4.2 Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time shall be conferred by these bylaws or the board of directors. The president shall, subject to the board of directors, have general direction and supervision of the business operations and affairs of the corporation. The chairperson of the board of directors shall have only such powers and authority as may be specifically delegated to them by the board of directors.

ARTICLE V

Stock

Section 5.1 Certificates. All shares of the corporation’s stock shall be uncertificated shares unless the board of directors provides by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be represented by certificates. In such case, the board of directors may, consistent with applicable law, adopt such rules as it deems appropriate concerning the issuance, signature, registration, surrender and replacement of certificates and the transfer of certificated shares.

Section 5.2 Transfer of Stock. Transfers of shares of stock shall be made only on the books of the corporation by the registered holder thereof or by its attorney or successor duly authorized as evidenced by documents filed with the secretary or transfer agent of the corporation. In the case of certificated shares, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in compliance with any restrictions on transfer of which the corporation has notice applicable to the certificate or shares represented thereby, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may adopt such additional rules and regulations as it deems advisable concerning the transfer and registration of certificates of stock of the corporation.

ARTICLE VI

Miscellaneous

Section 6.1 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors. In the absence of such a resolution, the fiscal year of the corporation shall be the calendar year.

Section 6.2 Seal. The board of directors may adopt a corporate seal bearing the name of the corporation, in such form as the board of directors may approve from time to time.

Section 6.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. The presence of a person at a meeting, or their participation in a telephonic meeting, shall constitute a waiver of notice, except when a person attends a meeting or participates in a telephonic meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called, convened or initiated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Section 6.4 Indemnification of Directors and Officers. The corporation shall indemnify any person who is or was a director or officer of the corporation or who is or has served at the request of the corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the Delaware General Corporation Law as in effect at the time of adoption of these bylaws or as amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Insurance. If authorized by the board of directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or has served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of this bylaw or as amended from time to time.

Section 6.6 Amendment of Bylaws. These bylaws may be altered, amended or repealed (a) by the affirmative vote of a majority of the stock having voting power present in person or by proxy at any annual meeting of stockholders at which a quorum is present, or at any special meeting of stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal is contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the directors then qualified and acting at any regular or special meeting of the board, if the certificate of incorporation confers such power upon the board; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular bylaws and, in such event, the directors’ power of amendment shall be so limited; and further provided that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.